Exhibit 99.1

MedAvail Announces Closing of $16 Million Private Placement

PHOENIX, March 14, 2023 (GLOBE NEWSWIRE) -- MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), an innovative pharmacy technology company, today announced that on March 13, 2023, it closed a private placement (the “Offering”) of securities with certain institutional investors pursuant to the terms of a definitive securities purchase agreement dated March 9, 2023. The Offering consists of pre-funded warrants to purchase common stock (the “Pre-Funded Warrants”) that were issued upon the closing at a price of $0.3212 per underlying share and are exercisable into shares of common stock at an exercise price of $0.001 per share, as well as Series A warrants to purchase common stock an exercise price of $0.385440 per share (the “Series A Warrants”) that will be issued following stockholder approval of the Offering. The Pre-Funded Warrant shares are exercisable for an aggregate of up to 49,813,198 shares of common stock, and the Series A Warrants would be exercisable for an aggregate of up to 49,813,198 shares of common stock. MedAvail received gross proceeds from the Offering of approximately $16 million, before deducting offering expenses.

The Company intends to use the net proceeds from this offering to fund one-time costs associated with the previously announced restructuring, repay outstanding debt, and finance MedAvail’s growth initiatives within its MedCenter technology business.

The issuance of the Series A Warrants (including the underlying shares of common stock) and the portion of the Pre-Funded Warrants in excess of 19.99% of the shares of Common Stock outstanding prior to the Offering are subject to approval by the stockholders of MedAvail.

The securities to be sold in the Offering, including the shares of Common Stock underlying the Pre-Funded Warrants and the Series A Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to a registration rights agreement entered into on March 9, 2023 with the investors, MedAvail has agreed to file registration statements with the U.S. Securities and Exchange Commission registering the resale of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Series A Warrants. Any offering of the securities under the resale registration statements will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

H.C. Wainwright & Co. acted as financial advisor for the private placement.

Exhibit 99.1

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a pharmacy technology company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash, prospects, plans and objectives of management. Examples of such statements include, but are not limited to, statements relating to MedAvail’s expected cash runway. MedAvail may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to our ability to successfully achieve the benefits of a pharmacy technology only business and the efficiencies related to a restructuring and reorganization, and risks relating to our ability to successfully consummate potential strategic, financing and restructuring transactions, as well as other risks discussed under the heading "Risk Factors" in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022, and other filings MedAvail makes with the SEC in the future. Additional information is also set forth in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other filings MedAvail makes with the SEC in the future. Any preliminary estimates regarding selected 2022 financial results are further subject to the completion of management’s and the audit committee’s final reviews and MedAvail’s other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. If any of these risks materialize or our

Exhibit 99.1
assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
ir@medavail.com

SOURCE MedAvail Holdings, Inc.